                        NOTICE OF GUARANTEED DELIVERY

                   FOR SUBSCRIPTION CERTIFICATES ISSUED BY

                              BERNARD CHAUS, INC.

                  This form, or one substantially equivalent hereto, must be used to exercise Rights pursuant to the Rights Offering described in the Prospectus dated December , 1997 (the "Prospectus") of Bernard Chaus, Inc., a New York corporation (the "Company"), if a holder of Rights cannot deliver the Subscription Certificate(s) evidencing the Rights (the "Subscription Certificate(s)"), to the Subscription Agent listed below (the "Subscription Agent") at or prior to 5:00 p.m. New York City time, on January 23, 1998, unless extended (the "Expiration Date"). Such form must be delivered by hand or sent by facsimile transmission or mail to the Subscription Agent, and must be received by the Subscription Agent on or prior to the Expiration Date. See "The Rights Offering--Exercise of Rights" in the Prospectus. Payment of the Subscription Price of $1.4309 per share for each share of Common Stock subscribed for upon exercise of such Rights must be received by the Subscription Agent in the manner specified in the Prospectus at or prior to 5:00 p.m., New York City time, on the Expiration Date even if the Subscription Certificate evidencing such Rights is being delivered pursuant to the procedure for guaranteed delivery thereof.

                                             The Subscription Agent is
                                     ChaseMellon Shareholder Services, L.L.C.


By Mail:                                     Reorganization Department
                                             P.O. Box 3301
                                             South Hackensack, New Jersey 07606

By Hand:                                     Reorganization Department
                                             120 Broadway, 13th Floor
                                             New York, NY  10271

By Overnight Delivery:                 Reorganization Department
                                       85 Challenger Road - Mail Drop - Reorg
                                       Ridgefield Park, New Jersey 07660

Facsimile Transmission:                      (201) 329-8936
Confirm by Telephone:                        (201) 296-4860

                  DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.



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Ladies and Gentlemen:

                  The undersigned hereby represents that he or she is the holder of Subscription Certificate(s) representing _________ Rights and that such Subscription Certificate(s) cannot be delivered to the Subscription Agent at or before 5:00 p.m., New York City time, on the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise the Basic Subscription Privilege to subscribe for 5.464751 shares of Common Stock per Right with respect to each of _________ Rights represented by such Subscription Certificate and, if the Basic Subscription Privilege is subscribed in full by the undersigned, to subscribe for up to an additional _________ shares of Common Stock pursuant to the Oversubscription Privilege. The undersigned understands that payment of the Subscription Price of $1.4309 per share for each share of Common Stock subscribed for pursuant to the Basic Subscription Privilege and the Oversubscription Privilege must be received by the Subscription Agent at or before 5:00 p.m., New York City time, on the Expiration Date and represents that such payment, in the aggregate amount of $____________, either (check appropriate box):

                  |_| in being delivered to the Subscription Agent herewith; or

                  |_|      has been delivered separately to the Subscription
                           Agent;

and is or was delivered in the manner set forth below (check appropriate box and complete information relating thereto):

                  |_|      wire transfer of funds

                              - name of transferor institution
                                                               ----------------
                              - date of transfer
                                                 ------------------------------
                              - confirmation number (if available)
                                                                  -------------

                  |_| uncertified check (payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment is received and clears by such date.)

                  |_|      certified check

                  |_|      bank draft (cashier's check)

                  |_|      money order
                              - name of maker
                                             ----------------------------------
                              - date of check, draft or money order
                                                                   ------------
                              - check, draft or money order number
                                                                   ------------
                              - bank on which check is drawn or issuer
                                    of money order
                                                   ----------------------------


Signature(s)                                 Address
             ---------------------------             -------------------------

----------------------------------------     ---------------------------------

Name(s)
        ------------------------------       ---------------------------------

-------------------------------------        Area Code and Tel. No(s).
Please Type or Print                                                  ---------

                                             ----------------------------------

Subscription Certificate
No(s). (if available)
                      ---------------------------------------------------------



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                             GUARANTEE OF DELIVERY
       (Not to be used for Subscription Certificate signature guarantee)

                  The undersigned, a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, guarantees that the undersigned will deliver to the Subscription Agent the Subscription Certificate(s) representing the Rights being exercised hereby, with any required signature guarantees and any other required documents, all within three New York Stock Exchange trading days after the date hereof.

                                                     Dated:              , 199
---------------------------------------                     -------------     -

---------------------------------------              --------------------------
                                                     (Name of Firm)

---------------------------------------              --------------------------

---------------------------------------              --------------------------
(Area Code and Telephone Number)                     (Authorized Signature)

                  The institution which completes this form must communicate the guarantee to the Subscription Agent and must deliver the Subscription Certificate(s) to the Subscription Agent within the time period shown herein. Failure to do so could result in a financial loss to such institution.